                                                                  Exhibit 10.10

                  Attached hereto is an English translation of the original Hebrew version of the Agreement between Organitech and the Fund for Export Encouragement, dated December 31, 2001. The Company has employed a translator to translate the above-referenced agreement and based on this, the undersigned believes that the attached is a fair and accurate English translation of the above-referenced agreement.


                                      OrganiTECH, USA, Inc.


                                      By:/s/ Lior Hessel
                                         ---------------------------------------
                                          Lior Hessel, Chief Executive Officer
                                          Date:  April 12, 2002

Your proposal of day 26/02001:
Period of approval from 01/01/2001 to 31/12/2001

We are happy to notify you that the fund management has decided to respond positively to your request: The fund will participate in the funding of your approved marketing plan for the period 01/01/2001 to 31/12/2001, in the sum of $257,440 as detailed in the tables and comments attached.

The maximum limit within the framework of our participation in the costs of your project is $ 40,000 which will be paid to you after your verification of the approved project.

According to the instruction of the General Manager, you are entitled to receive an advance in the sum of 30% of the maximum of participation in the fund. For this necessity please send us a statement (VAT in the sum of 0%) for the amount of NIS 50,340.

Before your receiving of our participation, you must send us
1st. Combined approval of income tax clerk and the one who is in charge of the VAT region, authorization of accounts management and registration according to business law and public bodies (enforcement of management accountant and payment of income tax debts) 1976 (an extended authorization includes paragraph 3)
2nd. Authorization for the necessity of deducting tax.
     The banking details are: Bank Leumi of Israel Ltd., Branch 875, acct. no. 5650027.
1st. Participation is conditioned on the proving of performance of approved project.
2nd. Performance in the amount of less than 50% from approved project will prevent to you the possibility of receiving help from the fund.
3rd. Changes in the structure of expenses or the structure of the project will require the prior approval of the fund. Financing will not be given to past changes that will be reported without the prior authorization of the fund.
4th. The last date for submitting a specified and authorized performance report by an accountant is 30/06/2002. This report will be carried out according to the instructions of the fund which you already have.
5th. If you are interested in financing for the year 2002 and above, you are invited to submit at the proper time an updated marketing plan which is based on the conclusion of the implementation of the present project.
6th. Participation in the fund is conditioned on the availability of its budgetary and financial resources.


Decision comments:
Expense amount was approved according to the decisions of the committee.
For example - we will not recognize expenses for models that are identical with company products or are available for sale. The financing for all articles will be provided under authority of fund regulation


        Head Article                 Office        Secondary Article                       Approved Expenses     Grant Participation
------------------------------------------------------------------------------------------------------------------------------------
Information collection                             marketing research -- by company A             35,000                  10,500
Information collection                             regular participation                          20,000                   6,000
Information collection                             professional journal subscriptions                500                     150
Advertising                                        catalogues                                     10,000                   3,000
Advertising                                        professional journals                           3,000                     900
Advertising                                        film production                                35,000                  10,500
Advertising                                        public relations                               50,000                  15,000
Advertising                                        internet site                                  10,000                   3,000
Advertising                                        samples for experiment                         10,000                   3,000
Exhibits and product presentation                  exhibits abroad -- living expenses              8,540                   2,562
Exhibits and predict presentation                  other expenses                                 21,400                   6,420
Maintenance and installment                        patents                                        25,000                   7,500
Maintenance and installation                       legal council                                  15,000                   4,500
Marketing trips abroad                             flight and living expenses                     10,000                   3,000
Marketing consultants                              marketing plan                                  4,000                   1,200
                                                                                                 -------                  ------
                                                                                                 257,440                  77,232